Exhibit 99.14
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline Instant Oil Change twelve month rolling average sales)

Stores 2 Years and Older ($ in millions)

	2009	2010	2011	2012	2013
January	13.2	13.9	15.1	15.6	16.4
February	13.3	13.9	15.2	15.7	16.3
March	13.4	14.0	15.2	15.8	16.4
April	13.4	14.1	15.2	15.8	16.4
May	13.5	14.2	15.2	15.9	16.5
June	13.5	14.3	15.3	16.0	16.4
July	13.6	14.5	15.3	16.0	16.5
August	13.6	14.6	15.3	16.0	16.5
September	13.7	14.7	15.4	16.0	16.5
October	13.9	14.9	15.5	16.2
November	13.9	15.0	15.5	16.3
December	13.9	15.1	15.5	16.3